Exhibit 10.13

CANCELLATION, RESIGNATION, REPAYMENT
AND ISSUANCE AGREEMENT

THIS CANCELLATION, RESIGNATION, REPAYMENT AND ISSUANCE AGREEMENT (this “Agreement”) is made as of the 16th day of November 2010 (the “Effective Date”), by and between Charles Wayne Tynon (“Tynon”) and Coil Tubing Technology, Inc., a Nevada corporation (“Coil Tubing”) and its majority owned Nevada subsidiary, Coil Tubing Technology Holdings, Inc. (“Holdings”, and collectively with Coil Tubing, the “Company”), each a “Party” and collectively the “Parties.”

PRELIMINARY STATEMENTS

WHEREAS, on May 28, 2009, Tynon loaned Coil Tubing an aggregate of $250,000 evidenced by a Line of Credit Promissory Note effective May 28, 2009, a copy of which is attached hereto as Exhibit A (the “Note”), which Note accrues interest at the rate of six percent (6%) per annum and is due and payable on June 1, 2011 (the “Maturity Date”) and is convertible into shares of Coil Tubing’s common stock at the rate of $0.0033333 per share (the “Conversion Rights”);

WHEREAS, the repayment of the Note was secured by a security interest in substantially all of Coil Tubing’s assets, pursuant to and in connection with the Security Agreement dated May 28, 2009, a copy of which is attached hereto as Exhibit B (the “Security Agreement”);

WHEREAS, Tynon and Holdings previously entered into an Executive Compensation and Retention Agreement dated on or around June 16, 2009, to be effective as of June 1, 2009, a copy of which is attached hereto as Exhibit C (the “Compensation Agreement”), pursuant to which Tynon agreed to serve as President and Chief Executive Officer of Holdings;

WHEREAS, pursuant to the Compensation Agreement, Tynon was to receive cash consideration for services rendered pursuant to the terms of the Compensation Agreement, 750,000 shares of Holding’s common stock upon his entry into the Compensation Agreement (the “Sign-On Shares”), as well as shares of common stock at the end of each year that Tynon was employed under the Compensation Agreement equal to 5% of Holdings then issued and outstanding shares of common stock (as otherwise provided for in the Compensation Agreement)(the “Yearly Shares”);

WHEREAS, Tynon is due 1,140,000 shares in connection with the Yearly Shares owed to Tynon as of December 31, 2009 (collectively with the Sign-On Shares, the “Shares”); and

WHEREAS, Coil Tubing desires to prepay the Note and discharge the Security Agreement, Tynon desires to cancel and exchange the Shares for shares of common stock of Coil Tubing, and Tynon desires to resign from Holdings and terminate the Compensation Agreement on the terms and conditions set forth below.

 NOW, THEREFORE, in consideration for the promises and pledges contained below and other good and valuable consideration, which consideration the Parties acknowledge receipt of, and the premises and the mutual covenants, agreements, and considerations herein contained, the Parties hereto agree as follows:

1.           Repayment of the Note.

In consideration for the Termination and Cancellation, Coil Tubing agrees to repay the Note prior to the Maturity Date (the “Repayment”) in connection with and pursuant to the following repayment schedule:

(a)	$32,191.76 shall be paid by Coil Tubing to Tynon within five (5) Business Days from the Parties’ entry into this Agreement; and

(b)	$32,880.84 shall be paid by Coil Tubing to Tynon on or before the date which is thirty (30) days from the Effective Date (the date of such payment being defined herein as the “Payment Date”).

Tynon also agrees to cancel and terminate any Conversion Rights effective as of the Effective Date of this Agreement.  “Business Day” means a day other than (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in the City of Houston, Texas are authorized or required to be closed for business. Tynon shall have no rights to the Security Agreement, which, along with the Note, shall automatically be terminated and all rights thereunder relinquished by Tynon upon the Payment Date.

2.           Resignation and Termination of Compensation Agreement.

In consideration for the Repayment and the issuance to Tynon of the Coil Tubing Shares (defined below), Tynon agrees to resign as President, Chief Executive Officer and from any other position whatsoever that Tynon holds with Holdings, to terminate the Compensation Agreement, and to waive, forgo and forever release Coil Tubing for any and all requirements thereunder (except as specifically provided below) and all compensation or consideration due to Tynon pursuant to the terms of the Compensation Agreement effective as of the Effective Date, whether in connection with the Yearly Shares, any of the obligations of Coil Tubing upon termination of the Compensation Agreement (as provided in Section 6(b) of the Compensation Agreement) or otherwise, other than the payment of his annual salary (as provided for in the Compensation Agreement) through the Effective Date (collectively the “Termination”).  Tynon and Coil Tubing agree that the indemnification rights and confidential information requirements of the Compensation Agreement (as set forth in Sections 7 and 8 therein) shall survive the Termination.

3.           Cancellation of Shares.

(a)           In consideration for the Repayment and the issuance to Tynon of the Coil Tubing Shares (defined below), Tynon agrees, that effective upon the Effective Date, Tynon shall take whatever action necessary to cancel the Shares (provided that the Parties confirm that no certificates have ever been issued evidencing such Shares)(the “Cancellation”).  For the sake of clarity and in an abundance of caution, Tynon further agrees to waive, release and relinquish any and all rights to the Shares and hereby confirms the Cancellation of such Shares effective as of the Effective Date.

(b)             The Parties agree that the Company’s Transfer Agent shall be able to rely on this Agreement and the terms and conditions herein to affect the Cancellation, as well as the other transactions contemplated by this Agreement.  Tynon agrees to supply the Transfer Agent with whatever documentation and confirmations that the Transfer Agent may reasonably request from time to time to affect the Cancellation.

(c)             Tynon agrees that he will have no rights to the Shares or any other Yearly Shares or other securities due to Tynon pursuant to the terms of the Compensation Agreement, or any rights in connection therewith subsequent to the Cancellation.

4.           Issuance of Coil Tubing Shares.

In consideration for the Termination and the Cancellation, Coil Tubing agrees to issue Tynon three million (3,000,000) restricted shares of Coil Tubing’s common stock (the “Coil Tubing Shares”), which shares shall be issued and delivered to Tynon within five (5) Business Days of the Effective Date.

5.           Consideration.

Each of the Parties agrees and confirms by signing below that they have received valid consideration in connection with this Agreement and/or will receive valid consideration pursuant to and in connection with the transactions contemplated herein.

6.           Representations and Warranties of Tynon.

Tynon hereby represents, confirms, acknowledges and warrants to Coil Tubing as follows:

(a)
Tynon has such knowledge and experience in financial and business matters that Tynon is capable of evaluating the merits and risks of an investment in Coil Tubing and the suitability of the Coil Tubing Shares as an investment for Tynon;

(b)
Due to Tynon’s position as Chief Executive Officer and President of Holdings (which is the operating subsidiary of Coil Tubing), Tynon has access to, is aware of and/or has reviewed similar information regarding Coil Tubing’s operations, financial position, results of operations, assets, liabilities, and risks associated with its operations, as would be found in a Registration Statement filing under the Securities Act of 1933, as amended (the “Act”);

(c)
Tynon is acquiring the Coil Tubing Shares for his own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and he does not presently have any reason to anticipate any change in his circumstances, financial or otherwise, or particular occasion or event which would necessitate or require his sale or distribution of the Coil Tubing Shares;

(d)
Tynon is able to bear the economic risk of the investment in the Coil Tubing Shares and Tynon has sufficient net worth to sustain a loss of Tynon’s entire investment in Coil Tubing without economic hardship if such a loss should occur;

(e)
There are substantial restrictions on the transferability of the Coil Tubing Shares; the Coil Tubing Shares will not be, and Tynon has no right to require that the Coil Tubing Shares be registered under the Act; there may not be any public market for the Coil Tubing Shares; Tynon may not be able to use the provisions of Rule 144 of the Act with respect to the resale of the Coil Tubing Shares; and accordingly, Tynon may have to hold the Coil Tubing Shares indefinitely and it may not be possible for Tynon to liquidate Tynon’s Coil Tubing Shares. Tynon agrees that the Coil Tubing Shares shall not be sold, transferred, pledged or hypothecated unless such sale is exempt from registration under the Act. Tynon also acknowledges that Tynon shall be responsible for compliance with all conditions on transfer imposed by any blue sky or securities law administrator and for any expenses incurred by Coil Tubing for legal or accounting services in connection with reviewing a proposed transfer; and

(f)
Tynon has carefully considered and has, to the extent he believes such discussion is necessary, discussed with his professional, legal, tax and financial advisors, the suitability of an investment in the Coil Tubing Shares for his particular tax and financial situation and that Tynon and his advisers, if such advisors were deemed necessary, have determined that the Coil Tubing Shares are a suitable investment for him;

(g)	Tynon understands and agrees that a legend will be placed on any certificate(s) or other document(s) evidencing the Coil Tubing Shares in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACT.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS."

7.           Former Shell Coil Tubing Status.

(a)           Coil Tubing represents to Tynon that, pursuant to Rule 144 of the Act (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.

(b)           As such, Coil Tubing acknowledges that it was once a “shell company” pursuant to Rule 144, and resales of its securities pursuant to Rule 144 may not be made until all of the following criteria set forth in Rule 144(i)(2) have been met: (1) Coil Tubing has ceased to be a shell company, (2) Coil Tubing is subject to Section 13 or 15(d) of the Coil Tubing Shares Exchange Act of 1934, as amended (the “Exchange Act”), (3) Coil Tubing has filed all of its required periodic reports (other than 8-k’s) for the prior one year period, and (4) a period of at least twelve months has elapsed from the date “Form 10 like information” was filed with the Coil Tubing Shares and Exchange Commission (the “Commission”) reflecting Coil Tubing’s status as a non-shell company.

(c)    Because none of Coil Tubing’s securities can be resold pursuant to Rule 144, until at least a year after Coil Tubing has complied with Rule 144(i)(2), the Coil Tubing Shares will have no liquidity until and unless such Coil Tubing Shares are registered with the Commission, an exemption for sales can be relied upon other than Rule 144 and/or until a year after Coil Tubing has complied with the requirements of Rule 144(i)(2) as described above.  As a result, Tynon may never be able to sell the Coil Tubing Shares.

(d)           Coil Tubing has advised Tynon that it may be substantially more difficult or impossible for Coil Tubing to fund its operations and pay its consultants with Coil Tubing’s securities instead of cash.  Furthermore, Coil Tubing represents that it will be substantially more difficult for Coil Tubing to obtain funding through the sale of debt or equity securities unless Coil Tubing agrees to register such securities with the Commission, which could cause Coil Tubing to expend additional resources in the future.  Coil Tubing’s status as a former “shell company” is highly likely to prevent Coil Tubing from raising any additional funds, engaging consultants, using Coil Tubing’s securities to pay for any acquisitions (although none are currently planned), which could cause the value of Coil Tubing’s securities, if any, to decline in value or become worthless.  Furthermore, as Coil Tubing may not ever comply with Rule 144(i)(2), Tynon may be forced to hold such Coil Tubing Shares indefinitely.

8.           Mutual Representations, Covenants and Warranties.

(a)    The Parties have all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The Parties have duly and validly executed and delivered this Agreement and will, on or prior to the consummation of the transactions contemplated herein, execute, such other documents as may be required hereunder and, assuming the due authorization, execution and delivery of this Agreement by the Parties hereto and thereto, this Agreement constitutes, the legal, valid and binding obligation of the Parties enforceable against each party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

(b)    The execution and delivery by the Parties of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise:  (a) constitute a violation of any law; or (b) constitute a breach or violation of any provision contained in the Articles of Incorporation or Bylaws, or such other document(s) regarding organization and/or management of the Parties, if applicable; or (c) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which either Party is a party or by which either Party is bound or affected.

9.	Further Assurances.

The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents (a) as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement; and/or (b) to effect or evidence the Cancellation of the Shares.

10.           Construction.

The Parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Parties hereto.

11.           Miscellaneous.

(a)	Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties hereto and their successors and permitted assigns.

(b)
Amendments and Waiver.  No amendment, modification, restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by the Parties hereto.  No waiver of any provision of this Agreement shall be valid unless in writing and signed by the Party against whom that waiver is sought to be enforced.

(c)	Construction. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

(d)
Assignment.  All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

(e)
Severability.  Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the Parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the Parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

(f)
Applicable Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

(g)
Entire Agreement.  This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

(i)
Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one party and (a) faxed to another party or (b) scanned and emailed to another party, shall be deemed to have been executed and delivered by the signing party as though an original.  A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

[Remainder of page left intentionally blank.  Signature page follows.]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written to be effective as of the Effective Date.

“TYNON”

/s/ Charles Wayne Tynon
Charles Wayne Tynon

“COIL TUBING”

Coil Tubing Technology, Inc.

By: /s/ Jerry Swinford
Jerry Swinford
Chief Executive Officer

“HOLDINGS”

Coil Tubing Technology Holdings, Inc.

By: /s/ Jerry Swinford
Jerry Swinford
Executive Vice President